SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 30, 2003



                         ELECTRONIC CLEARING HOUSE, INC.
                       -- -------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                      0-15245                 93-0946274
(State or other jurisdiction of     (Commission File          (IRS Employer
         incorporation)                  Number)             Identification No.)



        28001 Dorothy Drive, Agoura Hills, CA                      91301
       (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (800) 233-0406

     _______________________________________________________________________

         (Former name or former address, if changes since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On October 30, 2003, the Registrant closed the sale of an aggregate of 437,957 shares of its common stock in a private placement transaction at a price of $6.85 per share to institutional investors, resulting in gross proceeds to the Registrant of approximately $3.0 million. After payment of placement agent fees and other offering expenses, the Registrant received proceeds of approximately $2.8 million. The Registrant intends to use the proceeds of the financing to increase the capacity of its payment processing infrastructure, expedite certain development efforts, provide working capital to support the expansion of its check guarantee business, and for general corporate purposes.

         The Registrant entered into a registration rights agreement with the purchasers of the common stock. Pursuant to this agreement, the Registrant agreed to register the resale by the purchasers of the common stock. This registration rights agreement provides that if the Registrant does not register for resale the common shares within 90 days of the closing date (which may be extended to 150 days of the closing date in certain circumstances), then the Registrant must pay the investors a fee of 1% of the aggregate purchase price paid by the investors for the shares of common stock upon such failure to register the shares and 1% of the aggregate purchase price paid by such investors for the shares of common stock for each month thereafter that the shares of common stock are not registered.

         Roth Capital Partners served as the placement agent in connection with the private placement of the common stock. For their services as placement agent, the Registrant paid Roth Capital Partners a fee equal to 6%, or approximately $180,000, of the gross proceeds from the financing. The Registrant also agreed to pay for the out-of-pocket expenses incurred by Roth Capital Advisors in an amount up to $15,000.

         Copies of the form of Securities Purchase Agreement and Registration Rights Agreement are attached to this report as Exhibits 10.54 and 10.55, respectively, and are incorporated herein by this reference.

         On October 24, 2003, the Registrant issued a press release announcing the execution of the private placement financing documents. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference. On October 31, 2003, the Registrant issued a press release announcing the closing of the private placement financing. A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  10.54 Form of Securities Purchase Agreement by and among the Registrant and the Purchasers identified therein.

                  10.55 Form of Registration Rights Agreement by and among the Registrant and the Purchasers identified therein.

                  99.1 Press Release dated October 24, 2003, announcing execution of private placement financing documents.

                  99.2 Press Release dated October 31, 2003, announcing closing of private placement financing.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        ELECTRONIC CLEARING HOUSE, INC.
                                                       (Registrant)




                                        By: /s/ ALICE CHEUNG
                                            ----------------------------
                                            Alice L. Cheung, Treasurer &
                                            Chief Financial Officer



Dated:  October 31, 2003


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           --------------------------------------------------------------

10.54 Form of Securities Purchase Agreement by and among the Registrant and the Purchasers identified therein.

10.55 Form of Registration Rights Agreement by and among the Registrant and the Purchasers identified therein.

99.1 Press Release dated October 24, 2003, announcing execution of private placement financing documents.

99.2 Press Release dated October 31, 2003, announcing closing of private placement financing.